UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2015

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2015, TransEnterix, Inc. (the “Company”) held its Annual Meeting of Stockholders for 2015 (the “Annual Meeting”). At the Annual Meeting, the total number of shares represented in person or by proxy was 52,687,529 of the 64,438,460 shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the record date, March 20, 2015. The following matters were voted upon at the Annual Meeting:

1. Election of Directors. The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Stockholders in 2016 or until their successors are elected and qualified. The votes cast were as follows:

Director Nominee	For	Vote Withheld

Paul A. LaViolette	51,893,699	793,830

Todd M. Pope	52,619,681	67,848

Dennis J. Dougherty	52,547,483	140,046

Jane H. Hsiao	48,315,919	4,371,610

William N. Kelley	52,622,999	64,530

Aftab R. Kherani	51,879,469	808,060

David B. Milne	52,621,281	66,248

Richard C. Pfenniger, Jr.	52,551,173	136,356

William N. Starling	51,897,547	789,982

Director nominee R. Scott Heunnekens withdrew his candidacy prior to the Annual Meeting.

2. Say on Pay. The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers for 2014, as described in the proxy statement in accordance with Regulation S-K, Item 402. The stockholder vote was as follows:

52,157,811 Votes	FOR the resolution
271,830 Votes	AGAINST the resolution
257,888 Votes	ABSTAIN

3. Amendment and Restatement of the Incentive Compensation Plan. The stockholders voted to approve the amendment and restatement of the 2007 Amended and Restated Incentive Compensation Plan (the “Plan”) to (1) increase the number of shares reserved for issuance under the Plan by 7,000,000 shares; (2) extend the term of the Plan until May 7, 2025; and (3) make other changes and updates to the Plan. The stockholder vote was as follows:

47,812,913 Votes	FOR the resolution
4,571,636 Votes	AGAINST the resolution
302,980 Votes	ABSTAIN

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

May 8, 2015	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO